Cypress Energy Partners, L.P. 8-K

Exhibit 3.2

CERTIFICATE OF AMENDMENT
TO THE
CERTIFICATE OF LIMITED PARTNERSHIP
OF
CYPRESS ENERGY PARTNERS, L.P.

The undersigned, desiring to amend the Certificate of Limited Partnership of Cypress Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), pursuant to Section 17-202 of the Delaware Revised Uniform Limited Partnership Act, does hereby certify as follows:

1.  The name of the Partnership is Cypress Energy Partners, L.P.

2.  The Certificate of Limited Partnership is hereby amended by deleting Paragraph 1 in its entirety and replacing it with the following new Paragraph:

“1.  The name of the Partnership is Cypress Environmental Partners, L.P.”

3. The Certificate of Limited Partnership is hereby amended by deleting Paragraph 3 in its entirety and replacing it with the following new Paragraph:

“3.  General Partner.  The name and mailing address of the general partner are:

Cypress Environmental Partners GP, LLC

5727 S. Lewis Ave., Suite 500

Tulsa, Oklahoma 74105

4. This Certificate of Amendment shall become effective on March 16, 2020.

(Signature page follows)

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment as of the 2nd day of March, 2020.

CYPRESS ENERGY PARTNERS, L.P.

By:	Cypress Energy Partners GP, LLC,
its general partner

By:	/s/ Richard M. Carson
Richard M. Carson
Senior Vice President and General Counsel

Certificate of Amendment to the Certificate of Limited Partnership